 NCI Building Systems, Inc.

 Power of Attorney

               WHEREAS, the undersigned, in his or her capacity as a director or officer or both,

as the case may be, of NCI Building Systems, Inc., a Delaware corporation (the "Company"),

may be required to file (a) Forms 3, 4 and 5 ("Section 16 Forms") with the Securities and

Exchange Commission (the "Commission") pursuant to Section 16 of the Securities Exchange

Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the

"Exchange Act"), in connection with the undersigned's holdings of and transactions in securities of the Company, and (b) one or more Form 144s ("Form 144s" and, together with Section 16

Forms, the "Forms") with the Commission pursuant to Rule 144 ("Rule 144") under the

Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder,

the "Securities Act"), in connection with the undersigned's transactions in securities of the

Company;

               NOW, THEREFORE, the undersigned, in his or her capacity as a director or officer or both, as the case may be, of the Company, does hereby appoint A.R. Ginn, Norman C.

Chambers, Frances R. Powell and Todd R. Moore, and each of them severally, as his or her true and lawful attorney-in-fact or attorneys-in-fact and agent or agents with power to act with or without the other and with full power of substitution and resubstitution, to execute in his or her name, place and stead, Forms and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith, if any, and to file the same with the Commission,

any stock exchange and any other self-regulatory organization or similar authority.  Each said attorney-in-fact and agent shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorney.  The powers and authority of each said attorney-in-fact and agent herein granted shall remain in full force and effect until the undersigned is no longer required to file Forms, unless earlier revoked by the undersigned by giving written notice of such revocation to the Company.

The undersigned acknowledges that the said attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the Securities Act.

               IN WITNESS WHEREOF, the undersigned has executed this instrument this 6th day of December, 2007.

                                                     /s/ Larry D. Edwards

                                             Signature

                                                     Larry D. Edwards

                                             Printed Name:  Larry D. Edwards